Exhibit 99.1

KULR Secures Additional United States Department of Defense Cathode Engagements

Company Secures Three Additional Engagements with Department of Defense Prime Contractors Related to Pulsed Weaponry Projects

SAN DIEGO / GLOBENEWSWIRE / March 24, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the “Company” or “KULR”), a leading developer of next-generation lithium-ion battery safety and thermal management technologies, secured three additional contracts with United States Department of Defense (“DoD”) prime contractors implementing its carbon fiber cathode solution for high power magnetic and other covert pulse weaponry initiatives.

As the core building block for exceptional thermal absorption and reflective qualities in cathode applications, KULR’s carbon fiber configuration provides the conduit for transference of high-power electron pulses generated via field emission throughout the carbon fiber architecture. KULR’s carbon fiber cathodes can be customized for different applications including the generation of microwaves, X-rays, and lasers. They can be fabricated in a wide variety of physical configurations, ranging from simple planar and cylindrical forms to more complex lobed shapes. The Company looks forward to providing important news about further DoD awards throughout 2022.

“We are proud to continue providing our space-proven thermal solutions to Department of Defense contractors, with the aligned goal of helping maintain strength in our United States Armed Forces,” said Keith Cochran, KULR President and COO. “The cathode solution developed by KULR is an important ingredient in successful generation of microwave signals for counter-air and other anti-aircraft military applications. We are confident that as we continue to execute against our broader go-to-market strategy, we will garner encouraging wins from prominent enterprise and government customers.”

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company’s roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 19, 2021. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Relations:

Annika Harper

The Antenna Group

KULR@antennagroup.com

Investor Relations:

Tom Colton or Matt Glover

Gateway Investor Relations

Main: (949) 574-3860

KULR@gatewayir.com